841 Putnam International Equity Fund
12/31/09 semiannual

Item 77C

Shareholder meeting results (Unaudited)

December 18, 2009 meeting

At the meeting, each of the nominees for Trustee was elected, as follows:

       Votes for 			Votes withheld
Ravi Akhoury 			63,313,758 			3,019,754
Jameson A. Baxter 		63,333,557 			2,999,955
Charles B. Curtis 			63,294,653 			3,038,859
Robert J. Darretta 		63,337,171 			2,996,341
Myra R. Drucker 			63,313,584 			3,019,928
John A. Hill 			63,294,486 			3,039,026
Paul L. Joskow 			63,340,320 			2,993,192
Elizabeth T. Kennan 		63,299,625 			3,033,887
Kenneth R. Leibler 		63,336,081 			2,997,431
Robert E. Patterson 		63,337,869 			2,995,643
George Putnam, III 		63,273,159 			3,060,353
Robert L. Reynolds 		63,371,398 			2,962,114
W. Thomas Stephens 		63,352,061 			2,981,451
Richard B. Worley 		63,330,810 			3,002,702

A proposal to approve a new management contract between the fund and Putnam Management with both Fund Family breakpoints and performance fees was approved as follows:
Votes			Votes		Abstentions	Broker
for			against				non-votes

45,579,278 		2,477,143  1,921,447 		16,355,644

A proposal to approve a new management contract between the fund and Putnam Management with Fund Family breakpoints only was approved as follows:
Votes			Votes		Abstentions		Broker
for			against					non-votes

45,522,012 		2,438,789 	2,017,066 		16,355,645

A proposal to approve a new management contract between the fund and Putnam Management with performance fees only was approved as follows:
Votes			Votes		Abstentions		Broker
for			against					non-votes

45,669,390 		2,362,221 	1,946,257 		16,355,644

A proposal to amend the fundamental investment restrictions with respect to diversification of investments was approved as follows:
Votes			Votes		Abstentions		Broker
for			against					non-votes

46,124,319 		1,910,163 	1,943,387 		16,355,643

A proposal to amend the fundamental investment restrictions with respect to borrowing was approved as follows:
Votes			Votes		Abstentions		Broker
for			against					non-votes

45,196,456 		2,785,554 	1,995,856 		16,355,646

A proposal to amend the fundamental investment restrictions with respect to making loans was approved as follows:
Votes			Votes		Abstentions		Broker
for			against					non-votes

45,236,377 		2,837,921 	1,903,569 		16,355,645

All tabulations are rounded to the nearest whole number.